Exhibit 99.1


SIX FLAGS                                                             NEWS
--------------------------------------------------------------------------------

FOR:          SIX FLAGS, INC.
CONTACT:      Jim Dannhauser, Chief Financial Officer
              122 East 42nd Street
              New York, NY 10168
              (212) 599-4693

KCSA          Joseph A. Mansi/Robert Greenberg
CONTACTS:     (212) 896-1205 / (212) 896-1265
              jmansi@kcsa.com / rgreenberg@kcsa.com
              ---------------   -------------------

                                                         FOR IMMEDIATE RELEASE

             SIX FLAGS REPORTS SECOND QUARTER AND SIX MONTH RESULTS
                        AND COMMENTS ON FULL YEAR OUTLOOK

                                   - - - - - -

NEW YORK, August 12, 2003 - Six Flags, Inc. (the "Company") (NYSE: PKS) announced today its results of operations for the six months and quarter ended June 30, 2003.

SIX MONTHS RESULTS

           For the first six months of 2003, revenues from consolidated operations were $381.6 million, compared to $397.1 million for the comparable period of 2002, representing a 3.9% decrease, driven by a 3.9% decrease in attendance at the consolidated parks. Total revenues per capita were flat to the prior year. Excluding the New Orleans park, which was not owned in the 2002 period, revenue decreased by $26.4 million (6.7%) in the 2003 period, as a result of an attendance decline at the consolidated parks of 7.2%, offset by a 0.6% increase in revenues per capita.

           Operating costs and expenses, including depreciation and other noncash charges, were $442.4 million in the 2003 six-month period, as compared to $429.9 million in the 2002 period. Excluding depreciation and other noncash expenses, cash operating costs and expenses were $363.1 million in 2003 and $350.7 million in 2002. Excluding expenses at the New Orleans park,


           11501 Northeast Expressway o Oklahoma City, Oklahoma 73131
                    o Tel: 405-475-2500 o Fax: 405-475-2555
          122 East 42nd Street o 49th Floor o New York, New York 10168
                    o Tel: 212-599-4690 o Fax: 212-949-6203

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 12, 2002
PAGE 2

cash operating costs and expenses increased $1.3 million (0.4%) compared to the comparable period of 2002.

           EBITDA (Adjusted) from Consolidated Operations was $18.5 million in the 2003 period as compared to $46.4 million in the 2002 period(1). Adjusted EBITDA including Unconsolidated Operations for the 2003 period was $20.0 million compared to $50.3 million in 2002.(1) Excluding the results of the New Orleans park, Adjusted EBITDA would have been $20.2 million in the first six months of 2003.

           Net loss applicable to common stock was $133.4 million in the first six months of 2003. Excluding the $61.1 million loss arising out of the cumulative effect of a change in accounting principle, the net loss applicable to common stock was $125.1 million in 2002 ($186.2 million including the cumulative effect).

THREE MONTH RESULTS

           Revenues from consolidated operations for the 2003 second quarter were $347.2 million, compared to $347.8 million for the comparable quarter of 2002, representing a 0.2% decrease. The 2003 performance reflects a decrease in attendance at the consolidated parks of 1.9% during the 2003 quarter, largely offset by a 1.7% increase in revenues per capita at the parks as well as the inclusion of Six Flags New Orleans. Excluding the New Orleans park, revenue decreased by $11.4 million (3.3%) in the 2003 quarter, on an attendance decline of 5.6% and a 2.4% increase in revenues per capita.

           Operating costs and expenses, including depreciation and other noncash charges, were $292.8 million in the 2003 quarter and $278.0 million in the year ago period. Excluding depreciation and other noncash charges, cash operating costs and expenses were $252.9 million in the second quarter of 2003, as compared to $238.2 million in the prior year quarter. Excluding expenses at Six Flags New Orleans, cash operating costs and expenses increased $6.4 million (2.7%) compared to the 2002 quarter.

           EBITDA (Adjusted) from Consolidated Operations was $94.3 million in the second quarter of 2003 compared to $109.6 in the 2002 quarter. Adjusted EBITDA including Unconsolidated Operations for the second quarter of 2003 was $103.1 million compared to $124.0 million in the second quarter of 2002.


---------------------
(1) See notes 1 and 2 to the following table for a discussion of EBITDA (Adjusted) from Consolidated Operations, Adjusted EBITDA including Unconsolidated Operations, and for a reconciliation of these amounts to net loss. Additional reconciliations are contained on the Company's website (www.sixflags.com) under the heading "about us/investors."

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 12, 2002
PAGE 3

Excluding the results of the New Orleans park, Adjusted EBITDA would have been $100.6 million in the 2003 period.

           Net loss applicable to common stock was $17.8 million in the 2003 quarter, compared to $11.5 million in the prior year quarter.

DISCUSSION AND OUTLOOK

           "We have previously commented on the negative effect that the persistent adverse weather and the continued economic weakness has had on our performance through June 30," noted Kieran E. Burke, Chairman and Chief Executive Officer of the Company.

           "Performance during the calendar month of July did improve with the benefit of less adverse weather in a number of domestic markets and a stronger euro as compared to the prior year," continued Mr. Burke. "Including the performance of the New Orleans park, systemwide attendance was up slightly to the prior year for the month, and systemwide per capita revenues were up approximately 2.2%. However, performance remained uneven in the month. Moreover, we did not close the gap to prior year performance which existed at the end of June to the extent we had hoped. Therefore, at Sunday, August 3, on a year-to-date basis our attendance systemwide was approximately 4% behind last year, 3.6% at the consolidated parks. Year-to-date park-level systemwide revenues at that date were down approximately 2.9%, and revenues at the consolidated parks were down 2.3% (approximately $15.5 million) from the prior year.

           "While there is still a substantial part of our operating season remaining, we do not expect to be able to completely close the gap to the prior year. As a result, we now anticipate full year attendance at the consolidated parks of approximately 34.5-35.0 million, down approximately 1.75-3%, and total revenues from consolidated operations of $1.025 billion, down 1.3%, from prior year. Excluding New Orleans, same park attendance at the consolidated parks is expected to be approximately 33.5-34.0 million, and revenues from consolidated operations are expected to be approximately $1.0 billion.

           "While we have continued to control our variable expenses, we have experienced expected increases in certain fixed costs, such as insurance, advertising and pension and medical benefits. As a result, we now expect for the full year to achieve EBITDA (Adjusted) from Consolidated Operations of

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 12, 2002
PAGE 4

approximately $300 million and Adjusted EBITDA including Unconsolidated Operations of approximately $325-330 million."

           Six Flags, Inc. is the world's largest regional theme park company, with thirty-nine parks in markets throughout North America and Europe.

The information contained in this news release, other than historical information, consists of forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors, including factors impacting attendance, such as local conditions, events, disturbances and terrorist activities, risks of accidents occurring at the Company's parks, adverse weather conditions, general economic conditions, consumer spending patterns, and other factors could cause actual results to differ materially from the Company's expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risk contained under the captions "Special Note on Forward-Looking Statements" and "Business - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31,2002, which is available free of charge on the Company's website (www.sixflags.com)

             This release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.


                                (Table to follow)

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 12, 2002
PAGE 5

                                 SIX FLAGS, INC.
                          STATEMENT OF OPERATIONS DATA
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED                          SIX MONTHS ENDED
                                                         -----------------------------------     ----------------------------------
                                                                      JUNE 30,                                  JUNE 30,
                                                         -----------------------------------     ----------------------------------
                                                              2003               2002                 2003             2002
                                                         -----------------  ----------------     ---------------  -----------------
Revenue                                                     $   347,215       $   347,812         $   381,567        $   397,063
Costs and expenses (excluding depreciation and other
   noncash charges)                                             252,908           238,239             363,116            350,683
Depreciation and amortization                                    39,863            37,283              79,259             74,195
Noncash compensation expense                                         26             2,445                  51              5,049
                                                         -----------------  ----------------     ---------------  -----------------
Income (loss) from operations                                    54,418            69,845             (60,859)           (32,864)
Interest expense (net)                                          (53,028)          (56,479)           (107,077)          (116,444)
Early repurchase of debt (3)                                    (27,592)          (29,895)            (27,592)           (29,895)
Equity in operations of theme parks                               3,951             9,944              (8,143)            (5,232)
Other expense                                                      (270)             (951)               (310)              (615)
                                                         -----------------  ----------------     ---------------  -----------------
Loss before income taxes                                        (22,521)           (7,536)           (203,981)          (185,050)
Income tax benefit                                               10,252             1,574              81,607             70,914
                                                         -----------------  ----------------     ---------------  -----------------
Loss before cumulative effect of an accounting change           (12,269)           (5,962)           (122,374)          (114,136)
Cumulative effect of an accounting change                            --                --                  --            (61,054)
                                                         -----------------  ----------------     ---------------  -----------------
Net loss                                                        (12,269)           (5,962)           (122,374)          (175,190)
                                                         =================  ================     ===============  =================
Net loss applicable to common stock                             (17,761)          (11,454)           (133,359)          (186,175)
                                                         =================  ================     ===============  =================

Per Share:
Loss before cumulative effect of an
   accounting change                                              (0.19)            (0.12)              (1.44)             (1.35)
Cumulative effect of an accounting change                            --                --                  --              (0.66)
                                                         -----------------  ----------------     ---------------  -----------------
Net loss                                                          (0.19)            (0.12)              (1.44)             (2.01)

Other Data:
Income (loss) per share excluding early repurchase of
debt, net of tax, and before cumulative effect of an
accounting change (3)                                             (0.01)             0.08               (1.26)             (1.15)
                                                         =================  ================     ===============  =================

EBITDA (Adjusted) from Consolidated Operations (1,2)             94,307           109,573              18,451             46,380
Adjusted EBITDA including Unconsolidated
   Operations (1,2)                                             103,106           123,978              19,982             50,311
Average weighted shares outstanding - basic and diluted          92,617            92,455              92,617             92,445


SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 12, 2002
PAGE 6

                               BALANCE SHEET DATA
                                 (IN THOUSANDS)

                                                  June 30, 2003       December 31, 2002
                                                  -------------       -----------------
                                                   (unaudited)
Total assets                                      $   4,388,901         $  4,245,158
Current portion of long-term debt                       148,415               20,072
Total long-term debt                                  2,333,271            2,293,732
Mandatorily redeemable preferred stock                  280,556              279,993
Total stockholders' equity                            1,268,067            1,359,692


                                      # # #




           1. EBITDA (Adjusted) from Consolidated Operations is defined as net loss, before cumulative effect of an accounting change (in case of the 2002 six month period), income tax benefit, other expense, equity in operations of theme parks, early repurchase of debt (formerly extraordinary loss), interest expense
(net), depreciation, amortization and noncash compensation. Adjusted EBITDA including Unconsolidated Operations is defined as EBITDA (Adjusted) from Consolidated Operations plus (i) the Company's equity in operations of its four unconsolidated parks and (ii) depreciation and amortization expense and third-party interest and other non-operating expenses associated with those parks. The Company believes that EBITDA (Adjusted) from Consolidated Operations and Adjusted EBITDA including Unconsolidated Operations (collectively, the "EBITDA-Based Measures") provide useful information to investors regarding the Company's operating performance and its capacity to incur and service debt and fund capital expenditures. The Company believes that the EBITDA-Based Measures are used by many investors, equity analysts and rating agencies as a measure of performance. In addition, restrictive covenants in the Company's senior credit facility contain financial ratios based on EBITDA (Adjusted) from Consolidated Operations. Adjusted EBITDA including Unconsolidated Operations is approximately equal to "Consolidated Cash Flow" as defined in the indentures relating to the Company's senior notes. Neither of the EBITDA-Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to net income
(loss), net cash provided by (used in) operating, investing and financial activities or other financial data prepared in accordance with GAAP or as an indicator of the Company's operating performance.

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 12, 2002
PAGE 7

           2. The following table sets forth a reconciliation of net loss to EBITDA (Adjusted) from Consolidated Operations and Adjusted EBITDA included Unconsolidated Operations for the periods shown (in thousands).


                                                                    THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                             --------------------------------    ---------------------------------
                                                                          JUNE 30,                            JUNE 30,
                                                             --------------------------------    ---------------------------------
                                                                  2003              2002              2003               2002
                                                             --------------    --------------    -------------      --------------
Net loss                                                      $  (12,269)         $  (5,962)    $  (122,374)         $ (175,190)
Cumulative effect of an accounting change                              --               --              --               61,054
Income tax (benefit)                                             (10,252)            (1,574)        (81,607)            (70,914)
Other expense                                                        270                951             310                 615
Equity in operations of theme parks                               (3,951)           (9,944)           8,143               5,232
Early repurchase of debt (formerly extraordinary loss) (3)        27,592             29,895          27,592              29,895
Interest expense (net)                                            53,028             56,479         107,077             116,444
Amortization                                                         347                287             693                 563
Depreciation                                                      39,516             36,996          78,566              73,632
Noncash compensation                                                  26              2,445              51               5,049
                                                             --------------    --------------    --------------     --------------
EBITDA (Adjusted) from Consolidated Operations                    94,307            109,573          18,451              46,380
Equity in operations of unconsolidated theme parks                 3,951              9,944          (8,143)             (5,232)
Depreciation and amortization of unconsolidated theme parks        4,196              3,694           8,402               7,791
Third party interest and other non-operating expenses of
unconsolidated theme parks                                           652                767           1,272               1,372
                                                             --------------    --------------    --------------     --------------
Adjusted EBITDA including Unconsolidated Operations              103,106            123,978          19,982              50,311
                                                             ==============    ==============    ==============     ==============



           The following table shows Adjusted EBITDA including Unconsolidated Operations for the three and six months ended June 30, 2003, adjusted by excluding the EBITDA (Adjusted) attributable to Six Flags New Orleans in those periods (in thousands).

                                                         Three Months Ended             Six Months Ended
                                                           June 30, 2003                  June 30, 2003
                                                     --------------------------     ------------------------
Adjusted EBITDA including Unconsolidated
    Operations                                              $  103,106                   $  19,982
Less (add back):  EBITDA (Adjusted) --
    Six Flags New Orleans                                        2,542                        (237)
                                                     --------------------------     ------------------------
                                                            $  100,564                   $  20,219

SIX FLAGS REPORTS SECOND QUARTER RESULTS
AUGUST 12, 2002
PAGE 8

           The Company is not able as of this date to provide a reliable estimate of its income tax benefit and other income (expense) for the year ended December 31, 2003. Therefore, a reliable estimate of its net loss for that year is not available. Accordingly, the following table sets forth a reconciliation of expected income from operations in 2003 to expected EBITDA (Adjusted) from Consolidated Operations and expected Adjusted EBITDA including Unconsolidated Operations for that year. Since the EBITDA-Based Measures are calculated before income taxes and other expense, the absence of estimates with respect to these items would not affect the expected EBITDA-Based Measures presented. Expected interest expense (net) for the year is approximately $205,000,000 and expected early repurchase of debt (formerly extraordinary loss) is approximately $27,600,000.

                                                                                                 Year Ending December 31, 2003
                                                                                                 -----------------------------
      Income from operations                                                                         $       140,000,000
      Depreciation                                                                                           158,500,000
      Amortization                                                                                             1,400,000
      Noncash compensation                                                                                       100,000
                                                                                                 -----------------------------
      EBITDA (Adjusted) from Consolidated Operations                                                         300,000,000
      Equity in operations of unconsolidated theme parks                                                      11,065,000
      Depreciation and amortization of unconsolidated theme parks                                             16,700,000
      Third-party interest and other non-operating expenses of unconsolidated theme parks                      2,235,000
                                                                                                 -----------------------------
      Adjusted EBITDA including Unconsolidated Operations                                                    330,000,000




           3. In April 2002, the FASB issued Statement No. 145 that eliminated the extraordinary loss classification on early debt extinguishments, which had been shown net of the related tax benefit. Consistent with that Statement, the accompanying statements of operations data present the costs as a pre-tax item under the line item "Early repurchase of debt." The per share data presented under the caption "Other Data" shows the income (loss) before extraordinary item that would have existed had this Statement not been adopted. For the six months ended June 30, 2002, the per share amount is also shown before cumulative effect of an accounting change. For the three and six months ended June 30, 2003, the amount of the early repurchase loss was $27,592,000 with a related tax benefit of $10,484,000. For the three and six months ended June 30, 2002, the amount of the early repurchase loss was $29,895,000, with a related tax benefit of $11,360,000.